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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated July 15, 1998 included in this Form 8-K/A dated September 17, 1998 on the statement of revenue and certain expenses of Prince Georges Plaza into the Registrant's previously filed Registration Statements on Forms S-3 (File
No. 33-61115 and File No. 333-49817) and Forms S-8 (File No. 33-59771, File
No. 33-59773 and File No. 33-59767).

                                                      /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
  November 9, 1998